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                                                                     EXHIBIT 2.2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

               This ASSIGNMENT AND ASSUMPTION Agreement (this"Agreement") is executed this 6th day of November, 1997, by TransWestern Holdings, L.P., a Delaware limited partnership, ("Contributor") and TransWestern Publishing Company LLC, a Delaware limited liability company ("LLC"), pursuant to and in accordance with Section 2.1(a) of the Contribution and Assumption Agreement, dated as of the date hereof (the "Contribution Agreement"), between Contributor and LLC pursuant to which LLC agrees to assume the Assumed Liabilities (as defined in the Contribution Agreement) in partial consideration for the Contributor's contribution of all of its assets, business and properties (the "Contributed Assets").

               Contributor has been engaged in the business of operating companies that publish yellow page directories and related properties; the carrying on of any business relating thereto or arising therefrom in the United States; the entering into of any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of any interest in any entity engaged in any of the foregoing; and exercising such powers as are necessary in connection with the foregoing or are incidental or ancillary thereto.

               Contributor desires to transfer all of the Contributed Assets to LLC, and LLC desires to assume all of the Assume Liabilities, effective as of the date of this Agreement.

               LLC hereby acknowledges due receipt of the Bill of Sale executed of even date herewith and, from and after the date of this Agreement, LLC will assume and agree to pay, defend, discharge and perform as and when due all of the Assumed Liabilities as of the execution of this Agreement which Contributor hereby assigns to LLC.


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               IN WITNESS WHEREOF, the parties hereto have duly caused this
Assignment and Assumption to be executed as of the first date above written.

                                            TRANSWESTERN PUBLISHING COMPANY LLC


                                            By: /s/ Laurence H. Bloch
                                                -------------------------------
                                            Its Vice President


                                            TRANSWESTERN HOLDINGS,  L.P.


                                            By: /s/ Laurence H. Bloch
                                                -------------------------------
                                            Its Vice President